SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

COJAX OIL AND GAS CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	46-1892622
(State of incorporation) or organization)	(I.R.S. Employer Identification No.)

3033 Wilson Boulevard, Suite E-605
Arlington, Virginia	22201
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange of which
to be so registered	each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [X]

Securities Act registration statement file number to which this form relates: 333-257331

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.01

(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.01 per share, to be registered hereunder is set forth under the caption “Description of Securities” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1, File No. 333-257331 (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission on June 24, 2021, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement. Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes such description, are hereby incorporated by reference herein.

Item 2.	Exhibits.

Exhibit Number	Description
3.1.1 3.1.2 3.2	Amended and Restated Articles of Incorporation(1) Amendment to Amended and Restated Articles of Incorporation(2) By-Laws(3)

(1)Incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement filed with the Commission on July 26, 2019.

(2)Incorporated by reference to Exhibit 3.1.2 to the Form S-1 Registration Statement filed with the Commission on September 25, 2020.

(3)Incorporated by reference to Exhibit 3.2 to the Form S-1 Registration Statement filed with the Commission on July 26, 2019.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: January 14, 2022

Cojax Oil and Gas Corporation

By:       /s/ Jeffrey J. Guzy

Name:  Jeffrey J. Guzy

Title:    Chief Executive Officer